UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Today, February 8, 2021, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal 2021 first quarter financial and operating results. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As stated in the Press Release attached hereto as Exhibit 99.1, Alyson Barclay, the Company’s Senior Vice President, Secretary and General Counsel has announced her plans to retire in the third quarter of fiscal 2021. Upon her retirement she will be succeeded by David (Dave) Schatz, who is currently the Company’s Vice President, Intellectual Property Counsel and Assistant Secretary.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2021 Annual Meeting of the Registrant’s stockholders was held on February 5, 2021. Each of the 26,037,714 shares entitled to vote at the meeting was entitled to one vote on each matter voted on at the meeting. The affirmative vote of a majority of the shares represented in person or by proxy at the meeting was required to elect each director and to approve each of the other proposals considered at the meeting. The vote totals below are rounded down to the nearest whole share, and Broker Non-Votes are not considered to be entitled to vote on the matter in question and are therefore not counted in determining the number of votes required for approval.

At the meeting, there were 24,434,127 shares represented and entitled to vote on one or more matters at the meeting, or approximately 93.8% of the outstanding shares. The voting on each of the proposals at the meeting was as follows:

Proposal 1 – Election of Directors:

Nominee	“For”	“Withhold”	Broker Non-Votes	Percent of Shares Entitled to Vote on the Nominee Voting “For”	Percent of all Outstanding Shares Voting “For”
Victor L. Richey	22,715,139	999,752	719,236	95.8%	87.2%
James M. Stolze	18,635,956	5,079,934	719,236	78.0%	71.6%

Because each nominee received a majority of the shares represented at the meeting and entitled to vote on the nominee, all of the nominees were duly elected.

Proposal 2 – Approval of Amendments to the Registrant’s 2018 Omnibus Incentive Plan:

“For”	“Against”	“Abstain”	Broker Non-Votes	Percent of Shares Entitled to Vote on the Proposal Voting “For”	Percent of all Outstanding Shares Voting “For”
23,148,478	542,434	23,978	719,236	97.6%	88.9%

Because the proposal received a majority of the shares represented at the meeting and entitled to vote on the matter, it was duly approved.

Proposal 3 – Ratification of the Registrant’s appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the 2021fiscal year:

“For”	“Against”	“Abstain”	Broker Non-Votes	Percent of Shares Entitled to Vote on the Proposal Voting “For”	Percent of all Outstanding Shares Voting “For”
23,732,728	675,641	25,757	0	97.1%	91.1%

Because the proposal received a majority of the shares represented at the meeting and entitled to vote on the matter, it was duly approved.

Proposal 4 – Advisory vote on the resolution to approve the compensation of the Registrant’s executive officers (“Say on Pay”):

“For”	“Against”	“Abstain”	Broker Non-Votes	Percent of Shares Entitled to Vote on the Proposal Voting “For”	Percent of all Outstanding Shares Voting “For”
23,517,610	151,048	46,232	719,236	99.2%	90.3%

Because the proposal received a majority of the shares represented at the meeting and entitled to vote on the matter, it was duly approved.

Item 7.01	Regulation FD Disclosure

Today, February 8, 2021, the Registrant is issuing a press release (Exhibit 99.1) announcing its fiscal 2021 first quarter financial and operating results. The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com and can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 8, 2021
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021

ESCO TECHNOLOGIES INC.

By:	/s/Gary E. Muenster
Gary E. Muenster
Executive Vice President and Chief Financial Officer